Exhibit 10.25(iii)

CHANGE OF CONTROL AGREEMENT

AGREEMENT executed on January 1, 2011 between Nalco Holding Company, (the “Company”) and Stephen M. Taylor (“Executive”).

WHEREAS, Executive is an officer of the Company or one of its affiliates under an at-will employment agreement; and

WHEREAS, the Company desires to promote the good performance of the Executive and provide some protection to the Executive in the event of a Change of Control; and

WHEREAS, the parties desire to enter into this Control Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1.             Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated.

“Agreement” means this Change of Control Agreement.

“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time.

“Board” means the Board of Directors of the Company.

“Cause” means any of the following:

(a)                                 gross or willful misconduct (which includes insubordination) in the performance of Executive’s duties or intentional failure to comply with a specific, written directive of the CEO, a supervisor or the Board, as reasonably determined by the Board;

(b)                                 commission by Executive of a felony, perpetration of a fraud against the Company, or perpetration of a dishonest act, in the reasonable judgment of the Board;

(c)                                  breach of Executive’s employment agreement as reasonably determined by the Company, which is not cured with five (5) days of notice;

(d)                                 violation of any elements of the Company’s policies and procedures, including, without limitation, the Company’s Code of Ethical Business Conduct or Officers Ethics Code as determined in the reasonable judgment of the Board; or

(e)                                  failure to cooperate in any audit or investigation of the Company’s financial statements or reports and filings with the Securities and Exchange Commission, or the business practices of the Company or its direct or indirect subsidiaries.

“Change of Control” shall mean the occurrence of any of the following:

(a) a sale of assets representing fifty percent (50%) or more of the net book value or the fair market value of the Company’s consolidated assets (in a single transaction or in a series of related transactions);

(b) a merger or consolidation involving the Company or the primary operating subsidiary of the Company after the completion of which: (i) in the case of a merger (other than a triangular merger) or a consolidation involving the Company, the shareholders of the Company immediately prior to the completion of such merger or consolidation beneficially own (within the meaning of Rule 13d-3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or comparable successor rules), directly or indirectly, outstanding voting securities representing less than sixty percent (60%) of the combined voting power of the surviving entity in such merger or consolidation, and (ii) in the case of a triangular merger involving the Company or a subsidiary of the Company, the shareholders of the Company immediately prior to the completion of such merger beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules), directly or indirectly, outstanding voting securities representing less than sixty percent (60%) of the combined voting power of the surviving entity in such merger and less than sixty percent (60%) of the combined voting power of the parent of the surviving entity in such merger;

(c) an acquisition by any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions), other than any employee benefit plan, or related trust, sponsored or maintained by the Company or an affiliate of the Company and other than in a merger or consolidation of the type referred to in clause “(b)” of this sentence, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of outstanding voting securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company (in a single transaction or series of related transactions);

(d) in the event that the individuals who, at any date during this Agreement, are members of the Company’s Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Company’s Board of Directors within a one year period from such date. (If the election, or nomination for election by the Company’s shareholders, of any new member of the Board of Directors is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Board of Directors shall be considered as a member of the Incumbent Board.); or

(e) any other transaction or series of transactions that would have substantially the same effect as the change of control events described in (a) through (d) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Nalco Holding Company and any successor (whether direct or indirect) to all or substantially all of the stock, assets or business of Nalco Company.

“Employment Agreement” means any agreement between Executive and the Company, as may be amended from time to time.

“Executive” shall have the meaning indicated above.

“Good Reason” means the following change in circumstances relating to the Executive’s employment a reduction in either Base Salary or aggregate total compensation by more than 10% - other than as a result of a change in ex-patriate status (a “Good Reason Event”). For purposes of this Agreement, the Executive must notify the Company within ninety (90) days of a claimed Good Reason Event that Executive intends to terminate his or her employment, and the Company shall have thirty (30) days from the time of such notice to cure the claimed Good Reason Event. Executive shall be required to terminate employment within sixty (60) days following expiration of the cure period in order for such termination of employment to be on account of a claimed Good Reason Event.

“Permanent Disability” means inability, to perform the functions of the Executive’s regular responsibilities as defined under the Company’s long-term disability policies.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Term” has the meaning set forth in Section 2 of this Agreement.

“Termination Date” has the meaning set forth in Section 3 of this Agreement.

2.             Term of Agreement. This Agreement shall be in effect from January 1, 2011 until December 31, 2012 (the “Initial Term”). After the expiration of the Initial Term, provided no Notice (defined below) has been given, this Agreement shall be automatically extended for a two-year period, (the “Additional Term”). If the Company notifies Executive during the six month period immediately before the expiration of the Initial Term that the Company has determined in its discretion that the benefits offered in this Agreement will no longer be provided (the “Notice”), this Agreement shall expire without further renewal one year after the date of the Notice. Notwithstanding the foregoing, Executive’s employment at all times shall be deemed to be an employment at-will and Executive’s employment may be terminated by Executive or the Company for any reason or no reason. While in force, this Agreement shall represent the only change of control benefit for Executive. All other change of control agreements for Executive, including without limitation the Change of Control Agreement dated November 26, 2008, are hereby terminated, and Executive shall have no claim under any severance policy.

3.             Acceleration of Vesting Upon a Change of Control. In the event of a Change of Control, Executive shall be entitled to the following benefit:

(a)                                 Any unvested stock options in Nalco Holding Company Stock or any unvested restricted shares (which do not contain any performance conditions or restrictions)

in Nalco Holding Company Stock under the Amended and Restated 2004 Stock Incentive Plan shall have their vesting accelerated in full so as to become one hundred percent (100%) vested and immediately exercisable as of the time immediately before the Change of Control.

(b)                                 Any unvested restricted shares in Nalco Holding Company Stock under the Amended and Restated 2004 Stock Incentive Plan which contain performance restrictions or conditions (“Performance Shares”) shall have their vesting accelerated on a Pro-Rated basis if, in addition to the Change of Control, (i) Executive’s employment with Nalco Company (and all of its affiliates) is terminated during the Period by the employer and such termination is not a result Cause or (ii) Executive terminates his or her employment with Nalco Company (and all of its affiliates) during the Period and such termination is for Good Reason. For purposes of this subsection, Period means the Period beginning 90 days before the triggering Change of Control Event and ending 2 years after the triggering Change of Control Event. And “Pro-Rated” shall mean the period of time during between the grant of the subject Performance Shares and the day of the Change of Control Event and the total vesting period for the subject Performance Shares.

4.             Other Terminations. Nothing in this Agreement shall be construed to prevent the Company or any of its subsidiaries from terminating Executive’s employment for any reason or no reason.

5.                                      Miscellaneous.

(a)                                 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Illinois without reference to the principles of conflict of laws.

(b)                                 Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter herein. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(c)                                  No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d)                                 Severability. If any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e)                                  Assignment. This Agreement shall not be assignable by Executive. This Agreement may be assigned by the Company to any successor to all or substantially all of the business and/or assets of the Company provided the Company shall require such successor to expressly assume and agree to perform this Agreement.

(f)                                   Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, including successors to all or substantially all of the stock, business and/or assets of the Company, heirs, distributees, assignees, devisees and legatees of the parties.

(g)                                  Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

At the address (or to facsimile number) shown on the records of the Company

If to the Company:

Nalco Company

1601 West Diehl Road

Naperville, IL 60563-1198

Attention: Vice President and General Counsel

Fax No.: 630-305-2840

(h)                                 Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such U.S. federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

(i)                                     Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(j)                                    Resignations. Executive agrees to immediately resign any positions held by him with the Company and its affiliates upon the termination of Executive’s employment.

(k)                                 Award of Fees Against Executive. If either party files suit to enforce any provision of the Agreement and a court of competent jurisdiction, then the substantially prevailing party shall be entitled to an award of its court costs, litigation expenses and reasonable attorneys fees incurred in prosecuting and maintaining such suit, in addition to any other remedies or relief.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NALCO COMPANY

By:	/s/ Laurie Marsh
Name: Laurie Marsh
Title: Vice President – Human Resources

Executive

/s/ Stephen Taylor
Stephen Taylor